INDPENDENT AUDITOR'S CONSENT



The Boards of Directors
Pilgrim Advisory Funds, Inc.
Pilgrim Investment Funds, Inc.
Pilgrim Bank and Thrift Fund, Inc.
Pilgrim Government Securities Income Fund, Inc.


We consent to the use of our report incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.


                                                              /s/ KPMG LLP

Los Angeles, California
March 25, 1999